SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported): November 20, 2000


                           Household Direct.com, Inc.
                 (Name of Small Business Issuer in its charter)

          Delaware                                              51-0388634
          --------                                              ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                           HOUSEHOLD DIRECT.com, INC.

                              900 MAIN STREET SOUTH
                          SOUTHBURY, CONNECTICUT 06488

                    (Address of Principal Executive Offices)

                                 (203) 267-1400
                 (Issuer's Telephone Number Including Area Code)


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

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On November 20, 2000, the Company announced the acquisition of America's Hometown Brand Center, Inc. (AHBC), with annual revenues projected to reach $20 million by year end 2000, distributes the products of over 100 manufacturers in home appliances, consumer electronics, lawn and garden supplies, hardware and other products through a network of 350 retail stores in 42 states.

America's Hometown Brand Center becomes the cornerstone of the central purchasing and fulfillment structure that is being organized to service the national membership expansion of HouseHold Direct. This acquisition increases the prospects for our vendors to gain access to a very large customer base, and for us to help create new ways to increase sales for our manufacturer and distributor clients, and our retailers at the same time.

HouseHold Direct has hired the Executive Management of America's Hometown Brand Center, Inc. (AHBC) to coordinate the nationwide centralized purchasing services required to support the consolidation of membership and third-party fulfillment services.

The management team will assist HouseHold Direct in various functions preparing the Company to continue acquisitions of other distribution companies, as well as the independent representation of additional product lines. The initial emphasis of the AHBC team will be directed toward those improvements directly supporting the growth of the HouseHold Direct membership. They will also assist in the deployment of the third-party support systems that will enable the Company to become the provider for many other membership, co-branded or affinity groups which are actively seeking a comprehensive national fulfillment solution.

Date and Manner of Acquisition
      November 20, 2000
      Stock Purchase Agreement
             Employment Contracts

Description of Assets
      500 Shares (100 Shares per each (5) Sellers conveyed to Purchaser at time of Closing)

Net Book Value of Assets
      General Operating Office Equipment

Nature and Amount of Consideration
      Cash Consideration  -  $350,000 payable as follows:
             $100,000 at Closing
             $100,000 within 45 days following Closing
             $150,000 within 90 days following Closing
      Stock Consideration
             Prior to Closing delivery of 1,200,000 issued shares of HouseHold Direct.com, Inc. Common Stock into an Escrow Account
               -$87,500 as determined by the Target Price at Closing
               -%87,500 as determined by the Target Price within 30 days
                 following the end of the first calendar quarter ending subsequent to the Closing
               -$87,500 as determined by the Target Price within 30 days
                 following the end of the second calendar quarter ending subsequent to the Closing
               -$87,500 as determined by the Target Price within 30 days
                 following the end of the third calendar quarter ending subsequent to the Closing

Identity of the Persons from which the Assets were Acquired
      Carl Giddens
      Bill Howard
      Danny Magee
      Wayne Neelley
      Lee Porter

      None of the persons listed above have a material relationship with HouseHold Direct.com Officers or Directors.

Source of the Funds
      Working Capital and Treasury Stock

Financial Statements (Federal Tax Forms) as Reported by America's Hometown Brand Center Filings (unaudited)



         --------------------- ------------------------
         Tax Reporting Period         Reported
                               -----------------------
                                   Gross Receipts
                                      and Sales
         --------------------- ------------------------
         --------------------- ------------------------
                 1999                20,151,095
         --------------------- ------------------------
         --------------------- ------------------------
                 1998                16,920,145
         --------------------- ------------------------
         --------------------- ------------------------
                 1997                12,730,450
         --------------------- ------------------------



Bloom & Company is engaged to audit the AHBC's financial statements as of and for the period ended December 31, 2000. The financial statements of AHBC will be consolidated with the audited year-end financial statements of HouseHold Direct.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southbury, State of Connecticut, on December 5, 2000.

BY:/s/__________________________